EXHIBIT 99.1

Section 906 Certification

by the

Chief Executive Officer and Chief Financial Officer

Each of Peter R. Dolan, Chief Executive Officer, and Harrison M. Bains, Jr., Acting Chief Financial Officer, of Bristol-Myers Squibb Company, a Delaware corporation ("Company"), hereby each certifies that:

(1) The Company's periodic report on Form 10-Q for the period ended June 30, 2002 ("Form 10-Q") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form 10-Q fairly present, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Peter R. Dolan	By: /s/ Harrison M. Bains, Jr.
Peter R. Dolan	Harrison M. Bains, Jr.
Chief Executive Officer	Acting Chief Financial Officer

August 14, 2002	August 14, 2002

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